EXHIBIT 10.1

JOINDER AGREEMENT TO

SUBSIDIARY GUARANTEE

Joinder Agreement, dated as of August 31, 2015 (the “Joinder”), to the Subsidiary Guarantee, dated as of December 18, 2014 among the subsidiaries of REYNOLDS AMERICAN INC. (the “Borrower”) identified therein as Guarantors and JPMORGAN CHASE BANK, N.A., as Administrative Agent (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Subsidiary Guarantee”).

A. Reference is made to the Credit Agreement, dated as of December 18, 2014 (as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Subsidiary Guarantee.

C. The Guarantors have entered into the Subsidiary Guarantee in order to induce (x) the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower and (y) the Designated Swap Banks to enter into the Designated Swap Agreements.

D. Section 5.09(a) of the Credit Agreement provides that an additional Material Subsidiary of the Borrower may become a Subsidiary under the Subsidiary Guarantee by execution and delivery of a Subsidiary Guarantee. The undersigned Subsidiary (the “New Subsidiary”) is executing this Joinder in accordance with the requirements of the Credit Agreement to become a Subsidiary under the Subsidiary Guarantee in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1. The New Subsidiary by its signature below becomes a Subsidiary and Guarantor under the Subsidiary Guarantee with the same force and effect as if originally named therein as a Subsidiary and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Subsidiary Guarantee applicable to it as a Subsidiary and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Subsidiary Guarantee shall be deemed to include the New Subsidiary. The Subsidiary Guarantee is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Creditors that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received a counterpart of this Joinder that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.

Section 4. Except as expressly supplemented hereby, the Subsidiary Guarantee shall remain in full force and effect.

Section 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Subsidiary Guarantee.

Section 8. The New Subsidiary, jointly and severally with the other Guarantors, agrees to reimburse the Administrative Agent for its reasonable and actual out-of-pocket expenses in connection with this Joinder, including the reasonable and actual fees and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Joinder to the Subsidiary Guarantee as of the day and year first above written.

LORILLARD LICENSING CO. LLC

By:	/s/ Daniel A. Fawley
Name: Daniel A. Fawley Title: Treasurer

Accepted and Agreed to:

JPMORGAN CHASE BANK, N.A. as Administrative Agent for the Lenders

By	/s/ Barry Bergman
Name: Barry Bergman Title: Managing Director